                                                                    EXHIBIT 99.1

                              ERNST & YOUNG LLP



                        Report of Independent Auditors


      The Board of Directors and Stockholders
      Lightscape Technologies, Inc.

      We have audited the accompanying consolidated balance sheets of Lightscape Technologies, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of operations, net capital deficiency, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Lightscape Technologies, Inc. at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

      The accompanying financial statements have been prepared assuming Lightscape Technologies, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring operating losses and the need for additional financing raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                       /s/ Ernst & Young LLP
                                       ---------------------
                                       ERNST & YOUNG LLP


      March 7, 1997
      San Jose, California

                         Lightscape Technologies, Inc.

                          Consolidated Balance Sheets

                                                                    December 31,
                                                           -----------------------------
                                                               1996             1995
                                                           ------------     ------------
Assets
Current assets:
  Cash                                                     $   972,874      $     3,080
  Accounts receivable, net of allowance for doubtful
   accounts of $20,686 in 1996 and $5,000 in 1995              169,038           66,408
  Other receivables                                              1,498           21,090
  Inventories                                                   31,816           21,775
  Prepaid expenses and other current assets                     83,239           62,043
                                                           ------------     ------------
  Total current assets                                       1,258,465          174,396

Property and equipment, net                                    838,469          406,158
Other assets                                                    30,326           31,796
                                                           ------------     ------------
Total assets                                               $ 2,127,260      $   612,350
                                                           ============     ============

Liabilities and net capital deficiency
Current liabilities:
  Current portion of notes payable                         $     2,869      $     2,869
  Notes payable to and advances from related parties         1,870,501          185,571
  Accounts payable                                             280,855          514,706
  Accrued liability to related party                           190,834              --
  Accrued interest on notes payable to related parties          17,351           56,446
  Other accrued liabilities                                    372,072          166,797
  Deferred revenue                                             135,957            9,456
  Current portion of capital lease obligations                 179,522           27,080
                                                           ------------     ------------
Total current liabilities                                    3,049,961          962,925

Long-term portion of notes payable                                 611            3,347
Notes payable to stockholder and related party                     --           216,000
Convertible promissory notes                                       --         1,000,000
Long-term portion of capital lease obligations                 427,272           65,123
Other long-term liabilities                                      7,845            9,279
                                                           ------------     -----------

Commitments

Net capital deficiency:
  Convertible preferred stock, $0.001 par value:
    Series A convertible preferred stock:
    Authorized shares - 6,000,000
    Issued and outstanding shares - 5,494,956
    in 1996 and 1,920,000 in 1995                                5,495            1,920
  Common stock, $0.001 par value:
    Authorized shares - 20,000,000
    Issued and outstanding shares - 3,044,413
    in 1996 and 1,029,700 in 1995                                3,044            1,030
  Additional paid-in capital                                 6,613,322          437,344
  Accumulated deficit                                       (7,980,290)      (2,067,338)
                                                           ------------     ------------
                                                            (1,358,429)      (1,627,044)
Less: Note receivable from stockholder                             --           (17,280)
                                                           ------------     ------------
Net capital deficiency                                      (1,358,429)      (1,644,324)
                                                           ------------     ------------
Total liabilities and net capital deficiency               $ 2,127,260      $   612,350
                                                           ============     ============

                            See accompanying notes.

                          Lightscape Technologies, Inc.


                     Consolidated Statements of Operations


                                         Years Ended December 31,
                                  -------------------------------------
                                       1996                   1995
                                  --------------         --------------
Net revenues                       $   954,169            $ 1,392,400

Cost of revenue                        285,602                118,605
Royalties paid to related party        190,834                    --
                                   -------------          -------------
Gross profit                           477,733              1,273,795

Operating expenses:
 Research and development            2,108,898              1,163,593
 Sales and marketing                 3,250,936                907,306
 General and administrative            674,196                441,541
                                   -------------          -------------
Total expenses                       6,034,030              2,512,440
                                   -------------          -------------
Loss from operations                (5,556,297)            (1,238,645)

Interest and other expense, net       (356,655)               (77,963)
                                   -------------          -------------
Net loss                           $(5,912,952)           $(1,316,608)
                                   =============          =============

                            See accompanying notes.

                         Lightscape Technologies, Inc.

               Consolidated Statements of Net Capital Deficiency

                                        Series A                 Series B               New Series A
                                       Convertible              Convertible              Convertible
                                     Preferred Stock          Preferred Stock           Preferred Stock         Common Stock
                                   -------------------       ------------------        -----------------     ------------------
                                      Shares    Amount        Shares     Amount        Shares    Amount       Shares     Amount
                                   --------------------------------------------------------------------------------------------
Balance at December 31, 1994       1,920,000    $ 1,920            -     $  -               -    $    -      879,710     $  880
    Conversion of convertible
      debenture into common
      stock                                -          -            -        -               -         -      150,000        150
    Net loss                               -          -            -        -               -         -            -          -
                                   -----------------------------------------------------------------------------------------------
Balance at December 31, 1995       1,920,000    $ 1,920            -     $  -               -    $    -    1,029,710     $1,030
    Conversion of notes payable
      to related parties to
      stock                                -          -      108,000      108               -         -            -          -
    Conversion of preferred
      stock to common stock       (1,824,000)    (1,824)     (60,000)     (60)              -         -    1,884,000      1,884
    Conversion of Series A and B
     convertible preferred stock
     to New Series A convertible
     preferred stock                 (96,000)       (96)     (48,000)     (48)        219,130       219            -          -
    Issuance of New Series A
      convertible preferred stock         -           -            -        -       3,998,260     3,998            -          -
    Conversion of notes payable
      to New Series A convertible
      preferred stock                     -           -            -        -       1,277,566     1,278            -          -
    Common shares issued under
      stock option plan                   -           -            -        -               -         -      130,703        130
    Proceeds from stockholder
      notes receivable                    -           -            -        -               -         -            -          -
    Net loss                              -           -            -        -               -         -            -          -
                                   -----------------------------------------------------------------------------------------------
Balance at December 31, 1996              -     $     -            -     $  -       5,494,956    $5,495    3,044,413     $3,044
                                   ================================================================================================

                                                                           Note
                                  Additional                            Receivable            Total
                                    Paid-In          Accumulated           From             Net Capital
                                    Capital            Deficit          Stockholder          Deficiency
                                 --------------------------------------------------------------------------
Balance at December 31, 1994       $  398,794         $  (750,730)        $(17,280)         $  (366,416)
    Conversion of convertible
      debenture into common
      stock                            38,550                   -                -               38,700
    Net loss                                -          (1,316,608)               -           (1,316,608)
                                 ------------------------------------------------------------------------
Balance at December 31, 1995       $  437,344         $(2,067,338)        $(17,280)         $(1,644,324)
    Conversion of notes payable
      to related parties to
      stock                           215,892                   -                -              216,000
    Conversion of preferred
      stock to common stock                 -                   -                -                    -
    Conversion of Series A and B
     convertible preferred stock
     to New Series A convertible
     preferred stock                      (75)                  -                -                    -
    Issuance of New Series A
      convertible preferred stock   4,488,445                   -                -            4,492,443
    Conversion of notes payable
      to New Series A convertible
      preferred stock               1,467,922                   -                -            1,469,200
    Common shares issued under
      stock option plan                 3,794                   -                -                3,924
    Proceeds from stockholder
      notes receivable                      -                   -           17,280               17,280
    Net loss                                -          (5,912,952)               -           (5,912,952)
                                 ------------------------------------------------------------------------
Balance at December 31, 1996       $6,613,322         $(7,980,290)        $      -          $(1,358,429)
                                 ========================================================================

                           See accompanying notes.

                         Lightscape Technologies, Inc.

                     Consolidated Statements of Cash Flows



                                                                                   Years Ended December 31,
                                                                         --------------------------------------------
                                                                                1996                       1996
                                                                         -----------------          -----------------
Operating activities
Net loss                                                                    $(5,912,952)               $(1,316,608)
Adjustments to reconcile net loss to net cash
  used in operating activities:
    Depreciation                                                                105,977                     65,168
    Amortization                                                                193,800                     28,146
    Loss on sale of assets                                                          --                       1,092
    Issuance of note payable for LGSI marketing agreement                       287,186                        --
    Changes in assets and liabilities:
      Accounts receivable                                                      (102,630)                   (35,076)
      Accounts receivable from related party                                        --                      22,692
      Other receivables                                                          19,592                     33,078
      Inventories                                                               (10,041)                   (12,762)
      Prepaid expenses and other current assets                                 (21,196)                   (45,081)
      Other assets                                                               (2,353)                   (17,027)
      Accounts payable                                                         (233,851)                   446,026
      Accrued interest on notes payable to related parties                      (39,095)                    29,130
      Other accrued liabilities                                                 205,275                     44,935
      Accrued liability to related party                                        190,834                        --
      Other long-term liabilities                                                (1,434)                     9,279
      Deferred revenue                                                          126,501                    (26,547)
                                                                         -----------------          -----------------
Net cash used in operating activities                                        (5,194,387)                  (773,555)

Investing activities
Acquisition of property and equipment                                          (728,265)                  (430,503)
Proceeds from sale of property and equipment                                        --                      16,240
                                                                         -----------------          -----------------
Net cash used in investing activities                                          (728,265)                  (414,263)

Financing activities
Proceeds from issuance of promissory notes                                          --                   1,000,000
Repayment of principal on notes payable                                          (2,736)                    (2,869)
Payments under capital lease obligations                                       (106,087)                   (15,055)
Proceeds from issuance of notes payable to related parties                    2,645,515                     85,534
Net proceeds from sale of preferred stock                                     4,492,443                        --
Payments on notes payable to related parties                                   (778,571)                       --
Proceeds from equipment financing                                               620,678                     74,626
Proceeds from note receivable from stockholder                                   17,280                        --
Exercise of common stock options                                                  3,924                        --
                                                                         -----------------          -----------------
Net cash provided by financing activities                                     6,892,446                  1,142,236
                                                                         -----------------          -----------------

Net increase in cash                                                            969,794                    (45,582)
Cash at beginning of period                                                       3,080                     48,662
                                                                         -----------------          -----------------
Cash at end of period                                                       $   972,874                $     3,080
                                                                         =================          =================

Supplemental disclosure of noncash financing and investing activities
Cash paid during the period for interest                                    $   174,503                $    11,563
Cash paid during the period for taxes                                       $     1,374                $     2,532
Conversion of notes payable to stock                                        $ 1,685,200                $       --

                            See accompanying notes.

                         Lightscape Technologies, Inc.

                   Notes to Consolidated Financial Statements

                               December 31, l996

1. Organization and Summary of Significant Accounting Policies

Description of Business

Lightscape Technologies, Inc. (the "Company" or "Lightscape") was incorporated in the state of Delaware in February 1994. The Company develops, produces, and markets three dimensional (3D) visualization software for the design and entertainment markets.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Basis of Presentation

The accompanying consolidated financial statements include the Company and its wholly owned subsidiary. All intercompany transactions and balances have been eliminated.

The consolidated financial statements have been prepared on a going concern basis. As of December 31, 1996, the Company's current liabilities exceed current assets, and the Company has a net capital deficiency of $1,358,429. The Company expects product revenue to increase in 1997 with the introduction of its latest product, Lightscape 3.0, in December 1996. However, the Company will require additional financing during 1997 and ultimately will need to achieve profitable operations. The Company believes that sufficient outside financing sources will be available; however, there can be no assurance that the Company will be able to obtain such financing on commercially reasonable terms. If the Company is unable to obtain the necessary funds, the Company could be required to significantly reduce or suspend its operations, seek a merger, or sell additional securities on terms that are highly dilutive to current investors in the Company. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of assets and liabilities that may result from the outcome of this uncertainty.

                         Lightscape Technologies, Inc.

1.  Organization and Summary of Significant Accounting Policies (continued)

Revenue Recognition

Product revenue is generally recognized at the time of shipment. A majority of the Company's sales are made through resellers who are not granted rights of return or price protection. When such rights are granted, the Company defers recognition of the revenue until all commitments have been fulfilled. Resellers are responsible for maintenance of the related software. In the instances where the Company provides maintenance to its customers, such maintenance revenue is deferred over the term of the maintenance agreement.

Concentration of Credit Risk

The Company uses financial instruments that potentially subject it to concentrations of credit risk. Such instruments include cash equivalents and accounts receivable. The Company invests its cash in cash deposits and money market funds. The Company places its investments with high-credit quality financial institutions and limits the credit exposure to any one financial institution or instrument. To date, the Company has not experienced losses on these investments. The Company sells primarily to distributors. The Company performs ongoing credit evaluations of its customers' financial condition but generally requires no collateral. Reserves are maintained for potential credit losses, and such losses have been within management's expectations.

During 1996, one customer accounted for 26% of total revenues. During 1995, another customer accounted for 69% of the Company's revenues. The Company terminated an agreement with this distributor on December 8, 1995 and received a $210,000 settlement in connection with the termination of the agreement. Approximately $90,000 was offset against outstanding accounts receivable balances, and the remaining amount was recognized as revenue. No other customers accounted for greater than 10% of revenues in 1996 or 1995.

During 1996 and 1995, sales to customers in countries other than the United States represented approximately 43% and 20%, of total revenues, respectively.

                         Lightscape Technologies, Inc.

1. Organization and Summary of Significant Accounting Policies (continued)

Cash Equivalents

Cash equivalents consist mainly of money market funds which are highly liquid financial instruments that are readily convertible to cash. The Company has not incurred losses related to these instruments. As of December 31, 1996 and 1995, the Company had no material investments in debt or equity securities.

Inventories

Inventories consist principally of finished goods that are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives ranging from three to five years. Assets under capital leases are amortized over the shorter of the asset life or the remaining lease term. The related amortization expense is included in depreciation expense.

Foreign Currency Accounting

All amounts are stated in U.S. dollars unless designated Canadian dollars (C$). At December 31, 1996, the U.S. dollar to Canadian dollar exchange rate was 1:1.364.

The U.S. dollar is the functional currency for all foreign operations. Gains or losses, which result from the process of remeasuring foreign currency financial statements into U.S. dollars, are immaterial and included in net income.

                         Lightscape Technologies, Inc.

1. Organization and Summary of Significant Accounting Policies (continued)

Research and Development

Research and development expenditures are generally charged to operations as incurred. Statement of Financial Accounting Standards No.86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," requires the capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon the completion of a working model. Costs incurred by the Company between the completion of the working model and the point at which the product is ready for general release have been insignificant. Accordingly, the Company has charged all such costs to research and development expenses in the accompanying statement of operations.

Advertising Costs

Advertising costs are expensed as incurred and approximated $359,000 and $45,000 in 1996 and 1995, respectively.

2. Acquired Research and Development

In February 1994, in conjunction with the formation of the Company, two stockholders each contributed to the Company all of their rights, title, and interest in and to certain aspects of the Lightscape visualization technology in exchange for 960,000 shares each of the Company's Series A preferred stock, valued at $0.20 each, for a total of $384,000. The Lightscape visualization software was in the development stage, had not reached technological feasibility, and had no alternative future use. Therefore, the $384,000 was expensed as acquired research and development.

Also in February 1994, the Company acquired the remaining rights, title, and interest in and to the Lightscape visualization technology through the purchase of all of the outstanding shares of Lightscape Graphics Software Limited (Lightscape Graphics) in exchange for $216,000 in convertible notes payable. The assets acquired primarily included tangible and intangible assets consisting of software in the development stage.

                         Lightscape Technologies, Inc.

2. Acquired Research and Development (continued)

Identifiable tangible assets purchased were determined to have a value of approximately $275,000, and the assumed liabilities were approximately $275,000. The value of the Lightscape visualization software in the development stage was determined to be $216,000. This software had not reached technological feasibility and had no alternative future use. Accordingly, the $216,000 was expensed as acquired research and development. Other intangible assets identified included one employee and a trade name that had limited marketing value. These intangible assets were deemed to have an immaterial value.

In connection with the acquisition, the Company entered into convertible notes payable agreements with Lightscape Graphics' two stockholders for $192,000 and $24,000 for a total of $216,000, which were outstanding at December 31, 1995. The notes earned interest at 5% per annum. During 1996, the entire outstanding principal balance was converted into 108,000 shares of Series B preferred stock (see Note 9).

3. Property and Equipment

Property and equipment consist of the following at December 31:


                                                     1996           1995
                                                  ----------     ----------

      Computer equipment                          $  394,864     $  380,461
      Equipment under capital leases                 771,767         84,149
      Furniture and fixtures                          52,463         26,219
                                                  ----------     ----------
                                                   1,219,094        490,829
      Accumulated depreciation and amortization      380,625         84,671
                                                  ----------     ----------
                                                  $  838,469     $  406,158
                                                  ==========     ==========

                         Lightscape Technologies, Inc.

4. Marketing Partnership Financing Agreement

The Company is party to a marketing partnership financing agreement with a related party, LGSI Limited Partnership (LGSI). A member of the Company's Board of Directors is the president of the general partner of LGSI. The agreement grants LGSI a nonexclusive right to market services and products of the Company with marketing activities to be carried out on behalf of LGSI by the Company. LGSI will reimburse marketing expenses incurred by the Company at cost plus 15% up to a total maximum reimbursement of approximately C$1,000,000. As of December 31, 1994, these amounts had been fully reimbursed to the Company in the amount of $682,858 (C$941,829).

The agreement grants LGSI a nonexclusive right to receive a royalty equal to 20% of the Company's revenues from January 1, 1996 to December 31, 1996, up to a maximum of $265,150. The royalties increase to 35% of all revenues over $568,180 from January 1 to December 31 for fiscal years 1997, 1998, and 1999. In the case of hardware revenues, royalties will be paid on the gross margin only. Royalty payments will not be required until March 31, 1997. During 1996, the Company incurred approximately $190,834 in royalties related to this agreement and has amounts outstanding related to this agreement of $478,020 at December 31, 1996.

Under the original terms of the agreement, if the Company has not been acquired or has not completed an initial public offering of its stock by December 1, 1996, the Company can defer all payments to LGSI until January 1, 1998 by paying to LGSI by January 1, 1997 an amount equal to 35% of the total marketing expenses reimbursed to the Company by LGSI, up to a maximum payment of C$350,000. If the Company has not been acquired or has not completed an initial public offering of its stock by December 1, 1997, the Company can defer all payments to LGSI until January 1, 1999 upon payment of a similar amount as described above, subject to agreement by LGSI.

In addition, the Company has a right to terminate the agreement on the earlier of December 1, 1996 or the date at which the Company completes an initial public offering of its stock. The cost of the termination option is equal to the total marketing expenses reimbursed by LGSI plus a return of 35% per annum (noncompounded). The amount may be payable in publicly traded shares of the Company if an offering is completed prior to December 1, 1996. The agreement also grants LGSI a warrant to purchase 554,471 shares of the Company's common stock (see Note 9).

                         Lightscape Technologies, Inc.

4. Marketing Partnership Financing Agreement (continued)

During January 1997, the marketing partnership financing agreement was amended to set the warrant exercise price at $425,000 (see Note 9) for warrants issued in connection with the original agreement, to set all payment terms in U.S. dollars and to set the cost of the deferral election to $287,186 for fiscal year ended December 31, 1996. As well, during January 1997, the Company entered into a promissory note agreement for the deferral payment of $287,186 thereby delaying any royalty payment until January 1, 1998 and delaying a termination payment until December 1, 1997 (see Note 6). This amount is included in notes payable to related parties.

5. Notes Payable

In 1993, the Company borrowed C$15,000 (approximately $11,500) from a Canadian bank. Interest is due in monthly installments at the rate of the prime commercial lending rate per annum plus 1%. Principal payments are due monthly. Annual minimum payment amounts are as follows:



      1997                                                 $2,869
      1998                                                    611
                                                         ----------
                                                           $3,480
                                                         ==========

6. Payables to Related Parties

The Company had advances from employees and stockholders at December 31, 1995 totaling $25,135. All amounts were paid in 1996.

During 1995, the Company issued promissory notes to two relatives of stockholders of the Company whereby it borrowed an aggregate of $61,777 denominated in a combination of U.S. and Canadian dollars. The notes were due on demand and earned interest at rates ranging from 10% to 15% per annum. All principal amounts and related accrued interest were paid by the Company in 1996.

The Company had deferred compensation payable to officers and directors of $42,500 and $59,453 at December 31, 1996 and 1995, respectively. These amounts are included in other accrued liabilities.

                         Lightscape Technologies, Inc.

6. Payables to Related Parties (continued)

The Company also had an outstanding note payable to a stockholder at December 31, 1995 totaling $39,206. The note was due on demand and earned interest at the rate of 10% per annum. During 1996, all principal and accrued interest related to this note were paid by the Company.

During 1995, a $38,700 convertible debenture held by a stockholder's relative, which was outstanding at December 31, 1994 was converted into 150,000 shares of common stock.

The Company had outstanding accounts payable of approximately $20,000 at December 31, 1995 and incurred expenses of approximately $18,000 in 1995 related to legal services provided by a stockholder's relative and director of the Company. The payable amount is included in accounts payable at December 31, 1995. No amounts were incurred or outstanding during fiscal 1996.

In November 1996, the Company issued a promissory note in the amount of $1,583,315 to a related party. The note earns interest at 10% per annum and all principal and accrued interest amounts are due March 31, 1997 unless an equity financing round in which gross proceeds exceed $2,000,000 occurs earlier than this date. In consideration for purchasing the note, the Company has issued to the holder of the note a warrant for the purchase of $320,000 of preferred stock at an exercise price equal to the greater of the preferred stock offering price in the next round of financing or $0.73 per share. The warrants are exercisable until the earlier of (i) the third anniversary of issuance, (ii) the merger or sale of the Company, and (iii) the closing of an underwritten public offering of the Company's stock. The value associated with the warrants was deemed to be immaterial. The bridge financing agreement allows for the future issuance of an additional $287,186 of promissory notes, with a similar interest rate and principal payment date, to LGSI in return for forgiveness of indebtedness for amounts earned under the marketing partnership financing agreement related to royalties earned during fiscal 1996 and a warrant for the purchase of $57,437 of preferred stock at an exercise price equal to the greater of the preferred stock offering price in the next round of financing or $0.73 per share. Such note and warrant were issued in January 1997 (see Note 4).

                         Lightscape Technologies, Inc.

7. Lease Commitments

The Company leases its office facilities and certain equipment under operating lease agreements that expire at various dates through 1998.

The Company leases certain equipment under capital leases having terms of three to five years. The leases are collateralized by the underlying assets. The accumulated amortization recorded on these assets at December 31, 1996 and 1995 is approximately $201,600 and $16,000, respectively.

In connection with certain lease financing activities, the Company issued a warrant to purchase 29,000 shares of Series A preferred stock at $1.15 per share. The warrant expires in June 2006.

The following is a schedule, by years, of future minimum lease payments under all noncancelable leases as of December 31, 1996:


                                         Capital     Operating
                                         Leases       Leases
                                    ----------------------------
        1997                            $260,518     $168,491
        1998                             240,041       69,188
        1999                             248,824           --
        2000                              13,899           --
                                    ----------------------------
Total minimum lease payments             763,282     $237,679
                                                  ==============
Amount representing interest             156,488
                                    --------------
                                         606,794
Less current portion                     179,522
                                    --------------
                                        $427,272
                                    ==============

Total rental expense charged to operations for the year ended December 31, 1996 and 1995 was $180,600 and $120,870, respectively.

                         Lightscape Technologies, Inc.

8. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amount used for income tax purposes. As of December 31, 1996 and 1995, the Company had deferred tax assets of approximately $2,380,000 and $520,000, respectively, relating primarily to net operating loss carryforwards. The deferred tax assets have been fully offset by a valuation allowance. The deferred tax asset valuation allowance increased by $1,860,000 during 1996.

As of December 31, 1996, the Company had U.S. federal and state net operating carryforwards of approximately $6,500,000 and $2,800,000, respectively. The federal net operating loss carryforwards will expire in 2009 through 2011 while the state loss carryforwards will expire in the years 1999 through 2001 if not utilized.

Utilization of the above net operating loss carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by Section 382 of the Internal Revenue Code of 1986 and similar state provisions. An annual limitation could result in the expiration of net operating losses and credits before utilization.

9. Net Capital Deficiency

Convertible Preferred Stock

In April 1996, the Company completed an equity financing of $6,283,200 through the issuance of 5,275,815 shares of a new series of Series A preferred stock and 108,000 shares of Series B convertible preferred stock. The Company received net cash proceeds of $4,961,643 of which $469,200 was originally in the form of a note payable in 1996, converted $1,000,000 of convertible promissory notes issued during the fourth quarter of 1995, and converted $216,000 of notes payable to a stockholder and related parties.

Related to the financing, 1,824,000 shares of the prior Series A convertible preferred stock and 60,000 shares of Series B convertible preferred stock were converted into common stock. In addition, 96,000 shares of the prior Series A convertible preferred stock and 48,000 shares of Series B convertible preferred stock were converted into 219,130 shares of the New Series A preferred stock.

                         Lightscape Technologies, Inc.

9. Net Capital Deficiency (continued)

Convertible Preferred Stock (continued)

The holders of Series A convertible preferred stock are entitled to receive noncumulative dividends, when and if declared by the Board of Directors, out of legally available funds, at a per annum rate of $0.092 per share, payable before any dividends may be paid on common stock. As of December 31, 1996, no dividends had been declared or paid by the Company.

The holders of Series A preferred stock have the right at any time after the date of issuance to convert their shares into a like number of shares of common stock on a one-for-one basis at an initial conversion rate of $1.15 per share subject to adjustments for future dilution. The Series A preferred stock automatically converts into common stock at the then applicable conversion rate on the date upon which the Company obtains consent of a majority of the preferred stockholders. Each share of Series A convertible preferred stock shall be convertible at the option of the Company at the then applicable conversion price upon a public offering of the Company's common stock at a price per share of not less than $5.00, subject to adjustments for future dilution, with aggregate proceeds in excess of $10,000,000. Preferred stockholders are entitled to vote on all matters in the same manner and with the same effect as if their stock had been converted into common stock. The Company has fully reserved shares of common stock for issuance upon the conversion of Series A preferred stock.

In the event of liquidation, the Series A preferred stockholders are entitled to a per share liquidation preference distribution of $1.15 (a total of approximately $6,319,000 at December 31, 1996), plus accrued dividends, if any, on each share of preferred stock. The holders of Series A preferred stock are entitled to receive any distribution of any of the assets of the Company prior to and in preference to common stock.

The holder of each share of Series A preferred stock has the right to one vote for each share of common stock into which such share could then be converted, and with respect to such vote, such holder has full voting rights and powers equal to the voting rights and powers of the holders of common stock.

                         Lightscape Technologies, Inc.

9. Net Capital Deficiency (continued)

Convertible Preferred Stock (continued)

Shares of Series A convertible preferred stock are redeemable at the option of a majority of the holders in April 2001 at a price per share determined as the fair value of the stock by an independent appraiser, subject to sufficient funds or source of such funding being available to the Company at the time of redemption. All rights to redemption shall terminate upon the closing of an initial public offering at a price per share not less than $5.00 (subject to adjustment) and for which gross proceeds are not less than $10,000,000 (a Qualified IPO). In the event of an acquisition of the Corporation by another entity prior to completion of a Qualified IPO, each holder of Series A convertible preferred stock will be entitled to receive, prior and in preference to any distribution of any assets or funds of the Company to common stockholders, an amount per share equal to the greater of the sum of $3.45 per share and any declared but unpaid dividends and the amount that would be issued to each Series A stockholder in a liquidation event unless the stockholders of Series A convertible preferred stock hold at least 50% of the voting power of the surviving or acquiring entity.

Common Stock

In the event of liquidation, holders of common stock are entitled to receive $1.15 per share subordinate to liquidation payment of $1.15 per share to Series A convertible preferred stockholders but in preference to additional distribution of assets pro rata to preferred and common stockholders based on the number of common equivalent shares held.

Stock Option Plan

The Company's 1994 Stock Option Plan (the Plan) provides for the grant of incentive stock options and nonstatutory stock options, as determined by the Board of Directors. Options are generally granted at an exercise price of not less than the fair value per share of the common stock on the date of grant. The vesting and exercise provisions are determined by the Board of Directors with a maximum term of ten years. Options granted under the Plan are immediately exercisable and generally vest over a four-year period with 25% vesting after one year and 2.08% each month thereafter. Unvested shares are subject to repurchase by the Company.

                          Lightscape Technologies, Inc.

9. Net Capital Deficiency (continued)

Stock Option Plan (continued)

At December 31, 1996, 1,369,297 shares of common stock were reserved for future issuance under the Plan.

Information with respect to the Plan is summarized as follows:


                                                          Outstanding Options
                                                      ----------------------------------
                                         Shares                        Weighted
                                      Available For     Number of    Average Exercise
                                         Grant           Shares      Price Per Share
                                      --------------------------------------------------
Balance at December 31, 1994            595,000          905,000         $0.02
 Options granted                       (193,750)         193,750         $0.15
 Options exercised                            -                -         $   -
                                      ------------------------------   -------
Balance at December 31, 1995            401,250        1,098,750         $0.03
 Options granted                       (394,050)         394,050         $0.15
 Options exercised                            -         (130,703)        $0.03
 Options canceled                       307,334         (307,334)        $0.15
                                      ------------------------------
Balance at December 31, 1996            314,534        1,054,763         $0.05
                                      ==============================

At December 31, 1996, approximately 528,000 options granted to purchase shares of common stock were vested. The unvested shares exercised under the option are subject to repurchase by the Company at any time within sixty days after the stockholder's termination.

The Company has elected to follow Accounting Principles Board Opinion No.25, "Accounting for Stock Issued to Employees"' (APB Opinion No. 25) and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Financial Accounting Standards Board Statement No.123, "Accounting for Stock-Based Compensation" (FAS 123), requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB Opinion No.25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

                         Lightscape Technologies, Inc.

9. Net Capital Deficiency (continued)

Stock Option Plan (continued)

Pro forma information regarding net income and earnings per share is required by FAS 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of FAS 123 using the following assumptions:

                                   Years Ended December 31,
                            ------------------------------------
                                 1996                   1995
                            -------------          -------------
Risk-free interest rate          5.6%                   5.3%
Dividend yield                   0.0%                   0.0%
Expected option life          6 years                6 years

The minimum value option valuation method may be used by nonpublic companies to value an award. In addition, option valuation models require the input of highly subjective assumptions, including the expected option life. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. The weighted average fair value of options outstanding, using the minimum value method, at both December 31, 1996 and 1995 was $0.04 per option outstanding.

The effect of applying FAS 123 to the earnings in the fiscal years ended December 31, 1996 and 1995 is immaterial.

Because FAS 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until 1999.

                         Lightscape Technologies, Inc.

9. Net Capital Deficiency (continued)

Stock Option Plan (continued)

At December 31, 1996, options outstanding under the 1994 stock option plan were as follows:


                       Options Outstanding                        Vested Options Outstanding
                   ---------------------------                  -----------------------------
                       Number       Weighted                         Number
                    Outstanding      Average         Weighted        Vested        Weighted
                       As of        Remaining         Average         As of        Average
                     December 31,  Contractual       Exercise      December 31,    Exercise
   Exercise Price        1996         Life            Price            1996         Price
---------------------------------------------------------------------------------------------
     $0.02             775,000      7.61 years        $0.02           452,646       $0.02
     $0.15             279,763      9.26 years        $0.15            74,967       $0.15
                   ------------                                   -------------
  $0.02-$0.15        1,054,763      8.05 years        $0.05           527,613       $0.04
                   ============                                   =============

Warrants

In conjunction with the marketing partnership financing agreement, the Company issued a warrant to LGSI that entitles the holder to purchase 554,471 shares of the Company's common stock. The exercise price of the warrant is $425,000. The warrant will be exercisable until the earlier of (i) the first anniversary of the date on which the Company completes an initial public offering of its stock or (ii) December 31, 2003.


Related to the financing that occurred in April 1996 and other borrowing activities, all of which have been repaid, the Company issued warrants to purchase 222,970 shares of the Company's Series A preferred stock at a price not to exceed $1.15 per share. The warrants are exercisable until the earlier of (i) the third anniversary of issuance, (ii) the merger or sale of the Company, and
(iii) the closing of an underwritten public offering of the Company's stock.

                         Lightscape Technologies, Inc.

9. Net Capital Deficiency (continued)

Convertible Promissory Notes

During 1995, the Company issued convertible promissory notes in the amount of $1,000,000. The notes bore interest at 10% per year, compounded annually. During 1996, the notes were converted into 869,564 shares of Series A convertible preferred stock.

In consideration for purchasing the notes, the Company issued to the holders of the notes warrants to purchase 114,286 shares of the Company's preferred stock at a price not to exceed $1.15 per share. The warrants are exercisable until the earlier of (i) the third anniversary of issuance, (ii) the merger or sale of the Company, and (iii) the closing of an underwritten public offering of the Company's stock. The value associated with the warrants was deemed to be immaterial.

Shares Reserved for Future Issuance

Common stock reserved for future issuance is as follows:

                                                                    December 31,
                                                                        1996
                                                                    ------------
Stock option plan:
      Outstanding                                                      1,054,763
      Reserved for future grants                                         314,534
                                                                    ------------
                                                                       1,369,297

Preferred stock warrants for convertible preferred stock                 804,612
Common stock warrants                                                    554,471
Conversion of preferred stock                                          5,494,956
                                                                    ------------
Total common stock reserved for future issuance                        8,223,336
                                                                    ============

                         Lightscape Technologies, Inc.

10. Employee Benefit Plans

The Company has a tax deferred savings plan, the Lightscape Technologies, Inc. 401(k) Plan (the Plan), for the benefit of qualified employees. The Plan is designed to provide employees with an accumulation of funds for retirement. Qualified employees may elect to make contributions to the Plan up to a maximum of 15% of eligible compensation on a quarterly basis, as determined by IRS guidelines. The Company contributes to its employees' accounts by matching 50% of the employees' contributions of the first 6% of pay contributed to the Plan through salary deferral elections. Total contributions made by the Company for the year ended December 31, 1996 were $47,780 ($18,542 in 1995).

11. Subsequent Events (Unaudited)

On January 21, 1997, the Board of Directors acknowledged and confirmed the automatic split of the Company's Series A preferred stock outstanding on January 1, 1997 of 1.52174-for-one in accordance with the Restated Certificate of Incorporation. All Series A preferred stock amounts have been adjusted retroactively to give effect to the stock split.

During June and July 1997, the Company entered into convertible notes payable with related parties for $400,000. These notes bear interest at a rate of 10% per annum, compounded annually and payable quarterly. The outstanding principal balance and all accrued but unpaid interest can be converted at the option of the holder into shares of the Company's preferred stock at the then applicable conversion price. The principal balance and unpaid accrued interest are due on October 31, 1997 if not previously converted. These notes are secured by various assets of the Company.

In connection with the issuance of the convertible notes, the Company issued warrants to purchase shares of the Company's preferred stock as determined by 20% of the notes issued ($80,000) divided by the greater of (i) the price per share for a financing of preferred stock in which gross proceeds exceed $2,000,000 or (ii) $0.73 per share. These warrants expire in June 2000.

During 1997, the Company entered into amendments to extend the repayment date on previously issued notes payable to related parties in the amount of $1,870,501 to October 31, 1997.

                         Lightscape Technologies, Inc.

11. Subsequent Events (Unaudited) (continued)

On September 26, 1997, the Company entered into a letter of intent to pursue a business combination with another company (the Acquiror). The letter of intent indicates both parties will endeavor to negotiate a purchase in the amount of $10,000,000 on a fully diluted basis, to be paid in a combination of shares of the Acquiror's common stock and cash. In addition, the Acquiror will provide a bridge loan to the Company of approximately $300,000. The purchase price will include the purchase of all of the Company's capital stock warrants, options and any other capital stock equivalents, the paydown of the related party notes payable and related accrued interest; and the buyout related to the termination of the LGSI marketing partnership financing agreement.

Lightscape has filed a lawsuit for breach of contract against a company that completed certain direct mail services in 1997 for Lightscape. The direct mail service company has countersued Lightscape for breach of contract. Both parties are involved in settlement negotiations. If there is no settlement, Lightscape intends to contest the matter vigorously.